EXHIBIT 10.20



                              CONSULTING AGREEMENT

     CONSULTING AGREEMENT (the "Agreement") dated as of the 1st day of February, 2002, between FLEMINGTON PHARMACEUTICAL CORPORATION, a Delaware corporation (together with its successors and assigns referred to herein as the "Corporation"), with principal offices located at 31 State Route 12 West, Flemington, New Jersey 08822 and JOHN H. KLEIN, residing at 887 Closter Dock Road, Alpine, New Jersey 07620 (the "Consultant").

                              W I T N E S S E T H
                          ----------------------------

     WHEREAS, the Corporation desires to retain Consultant to engage in such activities and to render such services under the terms and conditions hereof and has authorized and approved the execution of this Agreement; and

     WHEREAS, Consultant desires to be retained by the Corporation under the terms and conditions hereinafter provided;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties agree as follows:

     1.     CONSULTING  DUTIES  AND  ACCEPTANCE.

          1.1 SERVICES. During service hereunder, Consultant shall perform such services as requested by the Board of Directors of the Corporation (the "Board") and shall report directly to the Board, of which Consultant shall be a member and Chairman. Consultant shall devote appropriate business time, attention, knowledge and skills faithfully, diligently and to the best of Consultant's ability in furtherance of the business and activities of the Corporation (the "Services"). The principal place of performance by Consultant of services hereunder shall be at the principal offices of the Corporation, Consultant's offices in New York City, or other appropriate places.

          1.2 ACCEPTANCE. Consultant hereby accepts such retention and agrees to render the Services.

     2.     TERM  OF  RETENTION.

          2.1 TERM. The Consultant's retention under this Agreement (the "Term") shall begin as of the Effective Date (as hereinafter defined) and shall continue for a term of one (1) year, unless sooner terminated pursuant to Sections 5 or 9 of this Agreement. Notwithstanding anything to the contrary contained herein, the provisions of this Agreement governing Protection of Confidential Information shall continue in effect as specified in Section 10 hereof and survive the expiration or termination hereof.

          2.2 EFFECTIVE DATE. The effective date of this Agreement is the date set forth above.

          2.3 RENEWAL. This Agreement shall automatically renew itself for additional one (1) year terms unless one party shall give the other a Notice of non-renewal on or before the first of January preceding the date of termination of the term then in effect.

     3.     COMPENSATION  AND  EXPENSE  REIMBURSEMENT.

          3.1 COMPENSATION. The Corporation shall pay Consultant a consulting fee at the annual rate of $300,0000 per year. Payment shall be made monthly, on the first day of each calendar month. For any subsequent renewal year of retention, the annual fee shall be renegotiated by the parties as part of the renewal process. Consultant shall be responsible for the payment of all taxes and similar charges levied in connection with the payment to him of the fee and any other payments due hereunder, and shall hold the Corporation, its officers and directors harmless in that regard.

          3.2 EXPENSE REIMBURSEMENT. All travel and other expenses reasonably incurred by Consultant incidental to the rendering of Services to the Corporation hereunder shall be paid by the Corporation or reimbursed to Consultant upon receipt and approval of expense reports on Corporation forms supported by appropriate documentation. From time to time, Consultant shall submit, and obtain approval for, proposed expense budgets. All unbudgeted expenses in excess of $1,000.00 (individually, or collectively if in connection with a single, related subject or project within a given month) shall require advance approval. In addition, the Corporation shall provide Consultant with the cost of a car and driver for Consultant in lieu of and associated with the travel required of Consultant due to his not relocating his residence to closer proximity to the Corporation's principal offices. Payment therefor shall be made on the first of each month. Consultant acknowledges and agrees that, to the extent deemed appropriate by the Corporation's accountants, the cost of the car and driver shall be deemed to be additional imputed income to Consultant in the amount of $6,000 per month.

          3.3 SUCCESS FEES. In addition, Consultant shall be entitled to (a) such other bonuses and other compensation in the form of stock, stock options or other property or rights as may from time to time be awarded by the Board in connection with Consultant's rendition of services and (b) receive a Success Fee upon the completion of each Corporate Deal introduced to the Corporation by him, according to the following schedule:

A. Ten percent (10%) of the net revenue received by the Corporation in any Corporate Deal where the Corporation's share of the profits is at least fifty percent (50%);

B. Eight percent (8%) of the net revenue received by the Corporation in any Corporate Deal where the Corporation's share of the profits is at least forty percent (40%);

C. Six percent (6%) of the net revenue received by the Corporation in any Corporate Deal where the Corporation's share of the profits is at least thirty percent (30%);

D. Four percent (4%) of the net revenue received by the Corporation in any Corporate Deal where the Corporation's share of the profits is at least twenty percent (20%);

E. Two percent (2%) of the net revenue received by the Corporation in any Corporate Deal where the Corporation's share of the profits is at least ten percent (10%);

A "Corporate Deal" is defined for the purpose of this Agreement as being any strategic partnership, licensing arrangement or similar venture, between the Corporation and one or more unrelated parties introduced to the Corporation by Consultant, and relating to the development and sale of the Corporation's products. Where the Corporation is to receive a continuing stream of revenue over a period of time, the Success Fee shall be paid to Consultant as the revenue is received by the Corporation. "Net revenue" for the purpose of this Agreement means the gross revenue received by the Corporation from the transaction less all direct costs incurred by the Corporation in performing its obligations in the transaction. Payments shall be made to Consultant as payments are received by the Corporation. Initial up-front payments received by the Corporation shall trigger the beginning of payments to Consultant.


     4. OPTIONS. Upon execution of this Agreement, Corporation shall issue to Consultant Non-Plan Options to purchase One Million (1,000,000) shares of the Corporation's Common Stock at an exercise price of $2.40 per share of stock underlying the Options. The Options shall vest and become exercisable in three equal annual installments, on February 1, 2003, 2004 and 2005 respectively. The Options shall permit cashless exercise. Notwithstanding the foregoing vesting schedule, the sale by the Corporation of more than fifty percent (50%) ownership of the Corporation in a single transaction, whether by sale, merger or otherwise, shall result in the total and immediate vesting of all Options.

     5.     SEVERANCE.

          5.1 TERMINATION FOR GOOD REASON. If Consultant's retention hereunder shall be terminated for Good Reason (as defined in Section 9.4 hereof) at any time prior to the end of the Term, Consultant shall be entitled to receive from the Corporation, in addition to any fees earned to the date of termination, a severance payment in an amount equal to Consultant's fee for the remainder of the entire Term, payable to the Consultant in monthly increments until the date on which the Term would have otherwise expired, had the termination not occurred. In the event of such termination, the amounts due hereunder shall be payable without offset or defense or any obligation of the Consultant to mitigate damages.

          5.2 CONSULTANT'S TERMINATION WITHOUT GOOD REASON. If the Consultant terminates without Good Reason (as defined in Section 9.4 hereof) at any time prior to the end of the Term, Consultant shall be entitled to receive from the Corporation payment of any unpaid fees earned through the date of termination. In the event of such termination, all obligations of the Corporation hereunder shall terminate on the date of termination and the Consultant's termination without Good Reason shall act as a waiver of all claims to compensation which would have otherwise accrued after the date of termination, except as to future Success Fees for transactions closed before termination where revenue will continue to be received by the Corporation following termination.

     6.     [INTENTIONALLY  OMITTED]

     7.     [INTENTIONALLY  OMITTED]

     8.     INDEMNIFICATION.

     The Corporation shall indemnify Consultant and hold Consultant harmless against any and all expenses reasonably incurred by him in connection with or arising out of (a) the defense of any action, suit or proceeding to which Consultant is a named party, or (b) any claim asserted or threatened against Consultant, provided, in either case, the matter has arisen because of or in connection with Consultant's being or having been an consultant to or director of the Corporation, whether or not he continues to be such at the time the expenses indemnified against are incurred, except insofar as (a) such indemnification may be prohibited by law, (b) the expenses were incurred in connection with a matter where the Corporation is or was in an adversarial position to Consultant and the Corporation prevailed against Consultant in such matter, or (c) the expenses were incurred in connection with a matter arising out a material breach by Consultant of this Agreement or of Consultant's obligations to the Corporation. Expenses indemnified against include, without limitation, reasonable attorneys fees, money judgments and money settlements, provided the Corporation's advance approval has been sought and obtained. This
Section 8 is independent of any similar indemnification obligation which may be contained in the Corporation's Certificate of Incorporation or By-laws.

     9.     TERMINATION.

          9.1 DEATH. If Consultant dies during the Term of this Agreement, Consultant's retention hereunder shall terminate upon his death and all obligations of the Corporation hereunder shall terminate on such date, except that Consultant's estate or his designated beneficiary shall be entitled to payment of any unpaid accrued fees through the date of his death, and any vested portion of Success Fees payable thereafter, to be paid as received by the Corporation.

          9.2 DISABILITY. If Consultant shall be unable to perform a significant part of his duties and responsibilities in connection with the conduct of the business and affairs of the Corporation and such inability lasts for a period of at least 90 consecutive days by reason of Consultant's physical or mental disability, whether by reason of injury, illness or similar cause, Consultant shall be deemed disabled, and the Corporation any time thereafter may terminate Consultant's retention hereunder by reason of the disability. During such 90 day period, the fees payable to Consultant hereunder shall not be suspended or diminished. Upon delivery to Consultant of notice to terminate, all obligations of the Corporation hereunder shall terminate, except that Consultant shall be entitled to payment of any unpaid accrued fees through the date of termination, and any vested portion of Success Fees payable thereafter, to be paid as received by the Corporation. The obligations of Consultant under
Section 10 hereof shall continue notwithstanding termination of Consultant's retention pursuant to this Section 9.2.

          9.3 TERMINATION FOR CAUSE. The Corporation may at any time during the Term, with 30 days prior written notice, terminate this Agreement and discharge Consultant for Cause, whereupon the Corporation's obligation to pay compensation or other amounts payable hereunder to or for the benefit of Consultant shall terminate on the date of such discharge. As used herein the term "Cause" shall be deemed to mean and include: (i) a material breach by Consultant of this Agreement including without limitation a breach by Consultant of the obligations set forth in Section 10 hereof; (ii) excessive absenteeism, alcoholism or drug abuse; (iii) substantial neglect or inattention by Consultant of or to his duties hereunder; (iv) willful violation of specific and lawful written or oral direction from the Board of Directors of the Corporation provided such direction is not inconsistent with the Consultant's duties and responsibilities; or (v) fraud, criminal conduct or embezzlement. The following shall be deemed a material breach for the purposes of Subsection (i) hereof:
(a) the Consultant's conviction for, or a plea of nolo contendere to, a felony or a crime involving moral turpitude (which, through lapse of time or otherwise, is not subject to appeal); (b) willful misconduct as a Consultant to or Director of the Corporation; or (c) willful or reckless disregard of his responsibilities under this Agreement. The obligations of the Consultant under Section 10 shall continue notwithstanding termination of the Consultant's retention pursuant to this Section 9.3.

          9.4 TERMINATION BY CONSULTANT. The Consultant shall have the right to terminate this Agreement for Good Reason, as hereinafter defined. Good Reason shall mean any of the following: (i) the assignment to the Consultant of duties inconsistent with the Consultant's position, duties or responsibilities, as described herein; (ii) any material reduction by the Corporation of the Consultant's duties and responsibilities; (iii) any reduction by the Corporation of the Consultant's compensation or benefits payable hereunder (it being understood that a reduction of benefits applicable to all employees of the Corporation, including the Consultant, shall not be deemed a reduction of the Consultant's compensation package for purposes of this definition); or (iv) requiring the Consultant to be based without his consent at a location not within reasonable commuting distance of Flemington, New Jersey.

     10.     CONFIDENTIALITY;  NON-COMPETITION.

          10.1 CONFIDENTIALITY. The Corporation and Consultant acknowledge that the services to be performed by Consultant under this Agreement are unique and extraordinary, and, as a result of Consultant's retention hereunder, Consultant will be in possession of confidential information and trade secrets relating to the business and affairs of both the Corporation and its clients. Consultant agrees that Consultant will not, other than in the ordinary course of business and subject to receipt of an appropriate Confidentiality Agreement, during or after any term of retention, directly or indirectly use or disclose to any person, firm or corporation any confidential information regarding the clients, customers, business practices, products, research programs of the Corporation or its clients acquired by Consultant during Consultant's retention, unless Consultant has obtained the Corporation's advance written consent specifically authorizing Consultant's disclosure or use thereof.

          10.2 NON-COMPETITION. Consultant agrees that, for a period beginning with the Effective Date of this Agreement and ending twelve months after the date of termination of his retention by the Company, Consultant will not, either individually or in conjunction with any person, firm, association, syndicate, company or corporation, directly or indirectly (as principal, agent, employee, director, officer, shareholder, partner, independent contractor, individual proprietor, or as an investor who has made advances, loans or contributions to capital, or in any other manner whatsoever) compete with company in the business then conducted by Company. Consultant also agrees that, during such period, Consultant will not solicit or encourage any persons who, during such period, were employees of Company to (i) terminate such persons' retention with Company; or (ii) become affiliated with any person, firm, association, syndicate, company or corporation which is in a business similar to that of the Company and in which Consultant, either directly or indirectly, has an interest. If Company directs Consultant to cease and desist a proposed post-termination course of conduct, on the grounds that he is proposing to compete with the Company's business, during this one-year post-termination period, Company shall compensate Consultant by paying him his base fee during the period he is prevented from pursuing such activity.

          10.3 ANTI-RAIDING. Consultant agrees that during the term of his retention hereunder, and, thereafter for a period of one (1) year, Consultant will not, as principal, agent, employee, employer, consultant, director or partner of any person, firm, corporation or business entity other that the Corporation, or in any individual or representative capacity whatsoever, directly or indirectly, without the prior express written consent of the Corporation approach, counsel or attempt to induce any person who is then in the employ of the Corporation to leave the employ of the Corporation or employ or attempt to employ any such person or persons who at any time during the preceding six months was in the employ of the Corporation.

          10.4 INJUNCTION. Consultant acknowledges and agrees that, because of the unique and extraordinary nature of his services, any breach or threatened breach of any of the above provisions of this Section 10 hereof will cause the Corporation irreparable injury and incalculable harm and, therefore, the Corporation will have "no adequate remedies at law". Consultant, therefore, agrees in advance that Corporation shall be entitled to injunctive and other equitable relief for such breach or threatened breach and that resort by the Corporation to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any right or remedy which the Corporation may have with respect to such breach or threatened breach. The Consultant agrees that in such action, if the Corporation makes a prima facie showing that Consultant has violated or apparently intends to violate any of the provisions of this Section 10, the Corporation need not prove either damage or irreparable injury in order to obtain injunctive relief. The Corporation and Consultant agree that any such action for injunctive or equitable relief shall be heard in a state or federal court situated in New Jersey and each of the parties hereto agrees to accept service of process by registered mail and to otherwise consent to the jurisdiction of such courts.

          10.5 NO INDEMNIFICATION. The provisions of Section 8, above, do not apply to any expenses incurred by Consultant in defending against any claim made pursuant to this Section 10.

          10.6 SEVERABILITY. If any provision contained within this Section 10 is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then such restriction shall be enforced to the maximum extent permitted by law, and Consultant agrees that such extent, duration or scope may be modified in any proceeding brought to enforce such restriction.

     11.     ARBITRATION.

     Except with respect to any proceeding brought under Section 10 hereof, any controversy, claim, or dispute between the parties, directly or indirectly, concerning this Agreement or the breach hereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in the State of New Jersey pursuant to the rules then applying of the American Arbitration Association. The arbitrators shall consist of one representative selected by the Corporation, one representative selected by the Consultant and one representative selected by the first two arbitrators. The parties agree to expedite the arbitration proceeding in every way, so that the arbitration proceeding shall be begun within thirty (30) days after request therefor is made, and shall continue thereafter, without interruption, and that the decision of the arbitrators shall be handed down within thirty (30) days after the hearings in the arbitration proceedings are closed. The arbitrators shall have the right and authority to assess the cost of the arbitration proceedings and to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. The decision in writing of any two of the arbitrators shall be binding and conclusive on all of the parties to this Agreement. Should either the Corporation or the Consultant fail to appoint an arbitrator as required by this Section 11 within thirty (30) days after receiving written notice from the other party to do so, the arbitrator appointed by the other party shall act for all of the parties and his decision in writing shall be binding and conclusive on all of the parties to this Agreement. Any decision or award of the arbitrators shall be final and conclusive on the parties to this Agreement; judgment upon such decision or award may be entered in any competent Federal or state court located in the United States of America; and the application may be made to such court for confirmation of such decision or award for any order of enforcement and for any other legal remedies that may be necessary to effectuate such decision or award.

     12.     NOTICES.

     All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile or mailed first-class, postage prepaid, by registered or certified mail (notices sent by mail shall be deemed to have been given on the date sent), to the parties at their respective addresses hereinabove set forth or to such other address as either party shall designate by notice in writing to the other in accordance herewith. Copies of all notices shall be sent to Robert F. Schaul, Esq. Esq. at 57 Dutch Lane, Ringoes, New Jersey 08551.

     13.     GENERAL.

          13.1 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of New Jersey applicable to agreements made and to be performed entirely in New Jersey.

          13.2 CAPTIONS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          13.3 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

          13.4 SEVERABILITY. If any of the provisions of this Agreement shall be unlawful, void, or for any reason, unenforceable, such provision shall be deemed severable from, and shall in no way affect the validity or enforceability of, the remaining portions of this Agreement.

          13.5 WAIVER. The waiver by any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision hereof.

          13.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

          13.7 ASSIGNABILITY. This Agreement, and Consultant's rights and obligations hereunder, may not be assigned by Consultant. The Corporation may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the rights and obligations of the Corporation hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

          13.8 AMENDMENT. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. No superseding instrument, amendment, modification, cancellation, renewal or extension hereof shall require the consent or approval of any person other than the parties hereto. The failure of either party at any time or times to require performance of any provision hereof shall in no matter affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.




ATTEST:                                   FLEMINGTON  PHARMACEUTICAL
                                          CORPORATION.



By:/s/  Robert  F.  Schaul                By:/s/  Harry  A.  Dugger III
    -----------------------                  ---------------------------
       Robert  F.  Schaul,  Secretary


WITNESS:



/s/  Robert  F.  Schaul                     /s/  John  H. Klein
-----------------------                    --------------------
                                                John  H.  Klein